                                                                   EXHIBIT 10.15


                           SHARE PURCHASE AGREEMENT


THIS AGREEMENT MADE EFFECTIVE AS OF THE 10th DAY OF JUNE, 1997 (the "Effective Date").

BETWEEN:


          PAUL CROOKS
          149 Pretoria Avenue,
          Ottawa, Ontario,
          K1S 1X1



          ("Crooks")


AND:


          BRETT LLOYD
          #583, 101 - 1001 West Broadway
          Vancouver, British Columbia
          V6H 4E4

          ("Lloyd")


AND:


          PHONE LINE INTERNATIONAL (PLI) INC., a corporation incorporated under the laws of Canada having a place of business at 149 Pretoria Avenue, Ottawa, Ontario, K1S 1X1;

          ("Phone Line")


AND:


          DATAWAVE SYSTEMS INC., a company incorporated under the laws of British Columbia having a place of business at 101 West 5th Avenue, Vancouver, B.C., V5Y 1H9;



          (the "Purchaser")


WHEREAS:

A. The authorized share capital of Phone Line consists of an unlimited number of common shares without par value of which 1,000 common shares (the "Phone Line Shares") are issued and outstanding;

B. Crooks and Lloyd (the "Vendors") are the registered and beneficial owners of the Phone Line Shares as follows:

     Crooks  as to  750 Phone Line Shares

     Lloyd  as to  250 Phone Line Shares
                   ---

     Total:    1,000 Phone Line Shares
               -----


C. The Vendors and the Purchaser entered into a letter of intent dated April 16, 1997, amended by letter dated May 7, 1997, (collectively the "Letter of Intent"), pursuant to which the parties expressed their mutual interest in the Purchaser acquiring Phone Line from the Vendors;

D. The Vendors have agreed to sell the Phone Line Shares to the Purchaser and the Purchaser has agreed to purchase the Phone Line Shares from the Vendors on the terms and conditions set forth in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained, the parties hereto do covenant and agree (the "Agreement") each with the other as follows:

1.  REPRESENTATIONS AND WARRANTIES

1.1 In order to induce the Purchaser to enter into this Agreement and complete its transactions contemplated hereunder, Crooks represents and warrants to the Purchaser that:


     (a) Phone Line was and remains duly incorporated under the laws of Canada and Phone Line:

          (i) is a "private issuer" as that term is defined in the Securities Act, S.B.C. 1996 c.418 as amended (the "Securities Act"); and

          (ii) is in good standing with respect to the filing of annual returns with the Director of Corporations;

     (b) the authorized and issued share capital of Phone Line is as set forth in paragraphs A and B of the recitals to this Agreement;

     (c) the Phone Line Shares are validly issued and outstanding fully paid and non-assessable common shares of Phone Line and Crooks' Phone Line Shares are registered in the name of, and beneficially owned by, Crooks as set forth in paragraph B of the recitals to this Agreement free and clear of all voting restrictions, trade restrictions, liens, charges or encumbrances of any kind whatsoever;

     (d) except for the Phone Line Shares, there are no documents, instruments or other writings of any kind whatsoever which constitute a "security" of Phone Line as that term is defined in the Securities Act and, except as is provided for by operation of this Agreement, there are no options, agreements or rights of any kind whatsoever to acquire all or any part of Crooks' Phone Line Shares or any interest in them from him;

     (e) the Articles and By-laws of Phone Line have not been altered since the incorporation of Phone Line;

     (f) all of the material transactions of Phone Line have been promptly and properly recorded or filed in or with the books or records of Phone Line and the minute books of Phone Line contain all records of the meetings and proceedings of Phone Line's shareholders and directors since its incorporation;

     (g) Phone Line holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

     (h) Phone Line is the registered and beneficial owner of all of the properties and assets (collectively the "Assets") listed on Schedule "A" to this Agreement, except as noted therein, and such Assets represent all of the property and assets used by Phone Line and which are necessary or useful in the conduct of its business;

     (i) Phone Line has the corporate power to own the Assets owned by it and carry on the business carried on by it and Phone Line is duly qualified to carry on business in all jurisdictions in which it carries on business;

     (j) Phone Line has good and marketable title to the Assets free and clear of all liens, charges and encumbrances of any kind whatsoever save and except those specified as "Permitted Encumbrances" on Schedule "A" to this Agreement;

     (k) all machinery and equipment of any kind whatsoever comprised in the Assets are in reasonable operating condition and in a state of reasonable maintenance and repair taking into account their age and use;

     (l) Phone Line maintains insurance against loss of, or damage to, the Assets (with the exception of its vending machines) by all insurable risks on a replacement cost basis and reasonable insurance with respect to public liability for a business of its size, and all of the policies in respect of such coverage are in good standing in all respects and not in default in any respects;

     (m) the unaudited financial statements of Phone Line for its fiscal years ended October 31, 1995 and 1996 and the unaudited financial statements of Phone Line for the interim five month period ended March 31, 1997 of its current fiscal year (collectively the "Phone Line Financial Statements"), a copy of which appear as Schedule "B" to this Agreement, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of Phone Line for the periods then ended and the Phone Line Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

     (n) the books and records of Phone Line disclose all material financial transactions of Phone Line since March 31, 1997 and such transactions have been fairly and accurately recorded;

     (o)  except as disclosed in the Phone Line Financial Statements:

          (i) no dividends or other distributions of any kind whatsoever on any shares in the capital of Phone Line have been made, declared or authorized;

          (ii) Phone Line is not indebted to Crooks, except as set forth on Schedule "C", such amount (the "Crooks Phone Line Payment") to be paid as provided for therein;

         (iii) none of the Vendors or any other officer, director or employee of Phone Line is indebted or under obligation to Phone Line on any account whatsoever; and


          (iv) Phone Line has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;


     (p) to the best of his knowledge, there are no material liabilities of Phone Line, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Phone Line Financial Statements except those incurred in the ordinary course of business of Phone Line since March 31, 1997 which are recorded in the books and records of Phone Line;

     (q) the inventory shown on the Phone Line Financial Statements or recorded in the books and records of Phone Line has been valued at the lesser of cost or net realizable value and not more than 10% of the inventory is obsolete or unsaleable in the ordinary course of the business of Phone Line;

     (r) to the best of his knowledge, the accounts receivable of Phone Line shown on the Phone Line Financial Statements or recorded in the books and records of Phone Line are bona fide, good and collectible without set-off or counterclaim;

     (s)  since March 31, 1997:

          (i) there has not been any material adverse change of any kind whatsoever in the financial position or condition of Phone Line or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or Assets of Phone Line or the right or capacity of Phone Line to carry on its business;

          (ii) Phone Line has not waived or surrendered any right of any kind whatsoever of material value;

         (iii) except as permitted under this Agreement, Phone Line has not discharged, satisfied or paid any lien, charge or encumbrance of any kind whatsoever or obligation or liability of any kind whatsoever other than current liabilities in the ordinary course of its business;

          (iv) the business of Phone Line has been carried on in the ordinary course;

          (v) other than the three new vending machines acquired since March 31, 1997, no new machinery or equipment of any kind whatsoever has been ordered by, or installed or assembled on the premises of, Phone Line; and

          (vi) no capital expenditures exceeding in the aggregate $20,000 have been authorized or made by Phone Line;

     (t) the directors, officers and key employees of Phone Line and all of their compensation arrangements with Phone Line, whether as directors, officers or employees of, or as independent contractors or consultants to, Phone Line, are as listed on Schedule "C" to this Agreement;

     (u) except as may be approved by the Purchaser, no payments of any kind whatsoever have been made or authorized by Phone Line since March 31, 1997, or will be made or authorized, to or on behalf of the Vendors or any one of them or to or on behalf of any of the directors, officers or key employees of Phone Line except in accordance with those compensation arrangements specified on Schedule "C" to this Agreement or except as contemplated by this Agreement;

     (v) there are no pensions, profit sharing, group insurance or similar plans or other deferred compensation plans of any kind whatsoever affecting Phone Line other than those specified on Schedule "C" to this Agreement;

     (w) Phone Line is not now, and has never been, a party to any collective agreement with any labour union or other association of employees of any kind whatsoever;

     (x) the contracts and agreements included on Schedules "A" and "C" to this Agreement and those additional contracts and agreements specified on Schedule "D" to this Agreement (collectively the "Material Contracts") constitute all of the material contracts and agreements of Phone Line;

     (y) to the best of his knowledge, except as is noted on the appropriate Schedule to this Agreement, the Material Contracts are in good standing in all respects and not in default in any respect;

     (z) except as is noted on the appropriate Schedule to this Agreement, all of the Supply Material Contracts can be terminated by Phone Line on not more than one month's notice;

     (aa) all tax returns and reports of Phone Line required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever of Phone Line have been paid or accrued in the Phone Line Financial Statements;

     (bb) Phone Line has been assessed for federal income tax for all of its full or partial fiscal years to and including its fiscal year ended October 31, 1996;

     (cc) Phone Line has been and will be until the completion of this Agreement a Canadian-controlled private corporation within the meaning of the Tax Act;

     (dd) to the best of his knowledge, Phone Line has not:

          (i) made any election under Section 85 of the Income Tax Act, R.S.C. 1952 C-148 as amended (the "Tax Act") with respect to the acquisition or disposition of any property;

          (ii) acquired any property from a person with whom Phone Line was not dealing with at arm's length for proceeds greater than the fair market value thereof; or

         (iii) disposed of anything to a person with whom Phone Line was not dealing with at arm's length for proceeds less than the fair market value thereof;

          (iv) other than an election made by Crooks pursuant to Section 85 of the Tax Act, an unsigned and dated copy of which has been provided to the Purchaser by Crooks;

     (ee) to the best of his knowledge, Phone Line has made all elections required to have been made under the Tax Act in connection with any distributions made by it and all such elections were true and correct and made in the prescribed form and within the prescribed time period;

     (ff) adequate provision has been made for taxes payable by Phone Line for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by Phone Line;

     (gg) he is not aware of any contingent tax liabilities of Phone Line of any kind whatsoever or any grounds which would prompt a reassessment of Phone Line including aggressive treatment of income and expenses in earlier tax returns filed;

     (hh) there are no amounts outstanding and unpaid for which Phone Line has previously claimed a deduction under the Tax Act;

     (ii) Crooks is not a non-resident of Canada within the meaning of the Tax Act;

     (jj) Phone Line has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever in those jurisdictions in which Phone Line carries on business;

     (kk) Phone Line is a "Canadian" within the meaning of the Investment Canada Act, R.S.C. 1985 C-28, as amended (the "Investment Canada Act");

     (ll) to the best of his knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting him or Phone Line at law or in equity or before or by any Federal, Provincial, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;

     (mm) to the best of his knowledge, Phone Line is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

     (nn) Crooks and Phone Line have good and sufficient right and authority to enter into this Agreement and complete their respective transactions contemplated under this Agreement on the terms and conditions set forth herein;

     (oo) to the best of his knowledge, the execution and delivery of this Agreement, the performance of his and Phone Line's obligations under this Agreement and the completion of their respective transactions contemplated under this Agreement will not:

          (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Articles or By-laws of Phone Line or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which Phone Line or Crooks is a party or by which either of them is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which either of them is bound; or

          (ii) result in the violation of any law or regulation of any kind whatsoever by Crooks or by Phone Line;

     (pp) neither Phone Line nor Crooks or either of them has incurred any liability for brokers' or finder's fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and

     (qq) the representations and warranties of Crooks contained in this Agreement disclose all material facts specifically relating to the transactions involving Crooks and Phone Line contemplated under this Agreement which materially and adversely affect, or in the future may materially and adversely affect, their respective abilities to perform their respective obligations under this Agreement.

1.2 In order to induce the Purchaser to enter into this Agreement and complete its transactions contemplated hereunder, Lloyd represents and warrants to the Purchaser that:

     (a) Phone Line was and remains duly incorporated under the laws of Canada and Phone Line:

          (i) is a "private issuer" as that term is defined in the Securities Act, S.B.C. 1996 c.418 as amended (the "Securities Act"'); and

          (ii) is in good standing with respect to the filing of annual returns with the Director of Corporations;

     (b) the authorized and issued share capital of Phone Line is as set forth in paragraphs A and B of the recitals to this Agreement;

     (c) Lloyd's Phone Line Shares are validly issued and outstanding fully paid and non-assessable common shares of Phone Line registered in the name of, and beneficially owned by, Lloyd as set forth in paragraph B of the recitals to this Agreement free and clear of all voting restrictions, trade restrictions, liens, charges or encumbrances of any kind whatsoever;

     (d) except as is provided for by operation of this Agreement, there are no options, agreements or rights of any kind whatsoever to acquire all or any part of Lloyd's Phone Line Shares or any interest in them from him;

     (e)  except as disclosed in the Phone Line Financial Statements:

          (i) no dividends or other distributions of any kind whatsoever on Lloyd's Phone Line Shares have been made, declared or authorized;

          (ii) Phone Line is not indebted to Lloyd, except as set forth on Schedule "C", such amount (the "Lloyd Phone Line Payments") to be paid as provided for therein;

         (iii) Lloyd is not indebted or under obligation to Phone Line on any account whatsoever; and

          (iv) Phone Line has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever on behalf of Lloyd;

     (f) no payments of any kind whatsoever have been made or authorized by Phone Line since March 31, 1997, or will be made or authorized, to or on behalf of Lloyd except in accordance with those compensation arrangements specified on Schedule "C" to this Agreement or except as contemplated by this Agreement;

     (g)  Lloyd is not a non-resident of Canada within the meaning of the Tax
          Act;

     (h) to the best of his knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting Lloyd or Phone Line at law or in equity or before or by any Federal, Provincial, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;

     (i) to the best of his knowledge, Phone Line is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

     (j) he has good and sufficient right and authority to enter into this Agreement and complete his transactions contemplated under this Agreement on the terms and conditions set forth herein;

     (k) to the best of his knowledge, the execution and delivery of this Agreement, the performance of his obligations under this Agreement and the completion of his transactions contemplated under this Agreement will not:

          (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Articles or By-laws of Phone Line or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which Phone Line or Lloyd is a party or by which either of them is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which either of them is bound; or

          (ii) result in the violation of any law or regulation of any kind whatsoever by either Lloyd or by Phone Line;

     (l) Lloyd has not incurred any liability for brokers' or finder's fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and

     (m) the representations and warranties of Lloyd contained in this Agreement disclose all material facts specifically relating to the transactions involving Lloyd contemplated under this Agreement which materially and adversely affect, or in the future may materially and adversely affect, his ability to perform his obligations under this Agreement.

1.3 The representations and warranties of the Vendors contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and the Vendors' liability in respect thereof shall survive the completion of the transactions contemplated under this Agreement and remain in effect for the benefit of the Purchaser for a period of two years thereafter.

1.4 In order to induce the Vendors to enter into this Agreement and complete their respective transactions contemplated hereunder, the Purchaser represents and warrants to the Vendors that:

     (a) the Purchaser was and remains duly incorporated under the laws of British Columbia and:

          (i) the Purchaser is a "reporting issuer" as that term is defined in the Securities Act;

          (ii) the Purchaser is in good standing with respect to the filing of annual reports with the B.C. Registrar of Companies; and

         (iii) the Purchaser's common shares are listed and, as of the Effective Date, posted for trading on the Vancouver Stock Exchange;

     (b)  as of the Effective Date:

          (i) the authorized share capital of the Purchaser consisted of 100,000,000 common shares without par value of which 22,386,526 common shares were issued and outstanding;

          (ii) there are no commitments, plans or arrangements of any kind whatsoever to issue shares of the Purchaser, nor are there any outstanding options, warrants, convertible securities or other rights of any kind whatsoever calling for the issuance of any of the unissued shares of the Purchaser, save and except as disclosed in the notes to the Purchaser's Financial Statements;

     (c) the Purchaser holds all licences and permits that are required for carrying on its business in the manner in which such business has been carried on;

     (d) the audited financial statements of the Purchaser for its fiscal years ended March 31, 1996 and March 31, 1997 (collectively the "Purchaser's Financial Statements"), a copy of which appear as Schedule "E" to this Agreement, are true and correct in every material respect and present fairly and accurately the financial position and results of the operations of the Purchaser for the periods then ended and the Purchaser's Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis;

     (e) the books and records of the Purchaser disclose all material financial transactions of the Purchaser since March 31, 1997 and such transactions have been fairly and accurately recorded;

     (f) except as disclosed in the Purchaser's Financial Statements, the Purchaser has not guaranteed or agreed to guarantee any debt, liability or other obligation of any kind whatsoever of any person, firm or corporation of any kind whatsoever;

     (g) since March 31, 1997 there has not been any material adverse change of any kind whatsoever in the financial position or condition of the Purchaser or any damage, loss or other change of any kind whatsoever in circumstances materially affecting the business or assets of the Purchaser or the right or capacity of the Purchaser to carry on its business;

     (h) there are no liabilities of the Purchaser, whether direct, indirect, absolute, contingent or otherwise which are not disclosed or reflected in the Purchaser's Financial Statements except those incurred in the ordinary course of business of the Purchaser since March 31, 1997 which are recorded in the books and records of the Purchaser;

     (i) all tax returns and reports of the Purchaser required by law to have been filed have been filed and are substantially true, complete and correct and all taxes and other government charges of any kind whatsoever have been paid or accrued in the Purchaser's Financial Statements;

     (j) the Purchaser has been assessed for federal and provincial income tax for all full or partial fiscal years to and including its fiscal year ended March 31, 1996;

     (k) adequate provision has been made for taxes payable by the Purchaser for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers or other arrangements of any kind whatsoever providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax or governmental charge of any kind whatsoever by the Purchaser;

     (l) it is not aware of any contingent tax liabilities of any kind whatsoever or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in earlier tax returns filed;

     (m) there are no amounts outstanding and unpaid for which the Purchaser has previously claimed a deduction under the Tax Act;

     (n) the Purchaser has made all collections, deductions, remittances and payments of any kind whatsoever and filed all reports and returns required by it to be made or filed under the provisions of all applicable statutes requiring the making of collections, deductions, remittances or payments of any kind whatsoever in those jurisdictions in which it carries on business;

     (o) the Purchaser is a "Canadian" within the meaning of the Investment Canada Act;

     (p) to the best of its knowledge, there are no actions, suits, judgments, investigations or proceedings of any kind whatsoever outstanding, pending or threatened against or affecting the Purchaser at law or in equity or before or by any Federal, Provincial, State, Municipal or other governmental department, commission, board, bureau or agency of any kind whatsoever and there is no basis therefor;

     (q) to the best of its knowledge, the Purchaser is not in breach of any law, ordinance, statute, regulation, by-law, order or decree of any kind whatsoever;

     (r) the Purchaser has good and sufficient right and authority to enter into this Agreement and complete its transactions contemplated under this Agreement on the terms and conditions set forth herein;

     (s) to the best of its knowledge, the execution and delivery of this Agreement, the performance of its obligations under this Agreement and the completion of its transactions contemplated under this Agreement will not:

          (i) conflict with, or result in the breach of or the acceleration of any indebtedness under, or constitute default under, the Memorandum or Articles of the Purchaser or any indenture, mortgage, agreement, lease, licence or other instrument of any kind whatsoever to which the Purchaser is a party or by which it is bound, or any judgment or order of any kind whatsoever of any Court or administrative body of any kind whatsoever by which the Purchaser is bound;

          (ii) result in the violation of any law or regulation of any kind whatsoever by the Purchaser;

     (t) the Purchaser has not incurred any liability for broker's or finder's fees of any kind whatsoever with respect to this Agreement or any transaction contemplated under this Agreement; and

     (u) the representations and warranties of the Purchaser contained in this Agreement disclose all material facts specifically relating to the transactions involving the Purchaser contemplated in this Agreement which materially and adversely affect, or in the future may materially and adversely affect, the Purchaser or the Purchaser's ability to perform its obligations under this Agreement.

1.5 The representations and warranties of the Purchaser contained in this Agreement shall be true at the Time of Closing as though they were made at the Time of Closing and the Purchaser's liability in respect thereof shall survive the completion of the transactions contemplated under this Agreement and remain in effect for the benefit of the Vendors for a period of two years thereafter.

2.  PURCHASE AND SALE

2.1 Subject to the terms and conditions of this Agreement, the Vendors each agree to sell their Phone Line Shares to the Purchaser, and the Purchaser agrees with each of the Vendors to purchase their Phone Line Shares, on the Closing Date, but effective as of the Effective Date, for the following purchase price (the "Purchase Price"):

     (a) $543,750 payable to Crooks for his 750 Phone Line Shares ("Crooks' Phone Line Shares");

     (b) $48,500 payable to Lloyd for 100 of his Phone Line Shares represented by share certificate no. C- 3 (''Lloyd's Qualifying Phone Line Shares"); and

     (c) $72,750 payable to Lloyd for 150 of his Phone Line Shares represented by share certificates nos. C-5 and C-7 ("Lloyd's Non-Qualifying Phone Line Shares").

2.2 The Purchase Price shall be paid by the Purchaser to the Vendors as follows:

     (a) by the payment of $290,000 (the "Cash Payment"), of which $10,000 has already been paid to Crooks by way of deposit, in exchange for 419 of the Phone Line Shares (362 of Crooks' Phone Line Shares and 57 of Lloyd's Qualifying Phone Line Shares) as follows:


          Paul Crooks            as to       $262,500 (less $10,000 deposit)
          Brett Lloyd            as to       $ 27,500
                                             --------

          Total Cash Payment:                $290,000
                                             ========

     (b) by the issuance (the "Share Payment") to each of the Purchasers, pro rata in accordance with their respective Purchase Price balances (being $281,250 in respect of Crooks and $93,750 in respect of Lloyd) and in exchange for the remaining 581 Phone Line Shares (388 of Crooks' Phone Line Shares and 193 of Lloyd's Phone Line Shares) (the "Remaining Phone Line Shares") on December 10, 1997, of that number of common shares of the Purchaser (the "Purchaser's Shares") as is determined by dividing the remainder of the Purchase Price (the "Remainder of the Purchase Price"), being $375,000, by the Market Price of the Purchaser's common shares. Market Price will be determined in accordance with the following formula:

          (i) first, the weighted average trading price (the "WATP") of the Purchaser's common shares will be determined for each of the last 20 trading days in the month of November, 1997 (the "Trading Period");

          (ii) second, a simple average (the "Average") of the WATPs will be determined by adding up the 20 WATPs determined for the 20 trading days of the Trading Period and by dividing the resultant sum by 20; and

         (iii) third, the Average will be discounted by 20% to obtain the Market Price.

          In the event that the Purchaser's common shares do not trade on one or more of the trading days during the Trading Period, the Trading Period will be extended backwards until it consists of 20 trading days on which the Purchaser's common shares did trade. Notwithstanding the foregoing formula, in no case will the Purchaser be obliged to issued more than a total of 1,750,000 Purchaser's Shares. In the event of a subdivision, consolidation or other reorganization of the Purchaser's share capital prior to the Share Payment, the Share Payment will be adjusted on the same basis as the other common shares of the Company.

2.3 The parties acknowledge and agree that the Purchaser's Shares will be issued pursuant to the exemptions provided by operation of ss. 45(2)(28) and ss. 74(2)(25) of the B.C. Securities Act and ss. 35(1)(16) and ss. 72(1)(j) of the Ontario Securities Act. The parties further acknowledge and agree that the Purchaser's Shares will be subject to the trade restrictions imposed by operation of ss. 142(2)(b) of the Rules to the B.C. Securities Act and ss. 72(5) of the Ontario Securities Act and that the certificates issued for the Purchaser's Shares will bear a legend to that effect.

2.4 Notwithstanding subparagraph 2.2(b), the Purchaser shall have the right to pay the Remainder of the Purchase Price in cash instead of issuing the Purchaser's Shares. In such case, however, the Purchaser will be required to pay a premium of 10%, being $37,500, in addition to the amount of the Remainder of the Purchaser Price. The payment will be made on December 10, 1997 ($309,375 to Crooks and $23,100 to Lloyd in respect of the remaining 43 of Lloyd's Qualifying Phone Line Shares) except in respect of Lloyd's 150 Non-Qualifying Phone Line Shares for which payment of $80,025 will be delivered on December 10, 1997 to Campney & Murphy together with an irrevocable direction to pay it to Lloyd on January 2, 1998 at which time it will be due and owing and paid to Lloyd.

2.5 On or before the Time of Closing, the Purchaser and the Vendors shall have entered into an escrow agreement (the "Escrow Agreement") in a form and with an escrow agent acceptable to all three parties which will provide that the Remaining Phone Line Shares will be held by the escrow agent in escrow to be released to the Purchaser upon the Remainder of the Purchase Price being paid to the Vendors. The Escrow Agreement will also provide that the expenses of the escrow agent will be borne by the Vendors.

3.   COVENANTS, AGREEMENTS AND ACKNOWLEDGEMENTS

3.1 The Vendors and Phone Line jointly and severally covenant and agree with the Purchaser that the Vendors and Phone Line shall:

     (a) from and including the Effective Date through to and including the Time of Closing, permit the Purchaser, through its directors, officers, employees and authorized agents and representatives (collectively the "Purchaser's Representatives") at its own cost, full access to Phone Line's books, records and property including, without limitation, all of the Assets, contracts and minute books of Phone Line, so as to permit the Purchaser to make such investigation (the "Purchaser's Investigation") of Phone Line as the Purchaser deems necessary;

     (b) on or before the 31st day of August, 1997, provide to the Purchaser all such further documents, instruments and materials and do all such acts and things as may be reasonably required by the Purchaser to obtain Regulatory Approval including, but not limited to, providing to the Purchaser (at the Purchaser's expense provided the Purchaser agrees to the choice of valuator and the valuator's quoted cost of the valuation) a valuation opinion of Phone Line in a form and by a party acceptable to the VSE so as to permit the Purchaser's Shares to be issued as "trading shares" as that term is defined in VSE Policy No. 19;

     (c) from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Vendors or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement remain true and correct;

     (d) from and including the Effective Date through to and including the Time of Closing, preserve and protect the goodwill, Assets, business and undertaking of Phone Line and, without limiting the generality of the foregoing, carry on the business of Phone Line in a reasonable and prudent manner; and

     (e) from and including the Effective Date through to and including the Time of Closing, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, and, if so requested by the Purchaser, the Vendors and Phone Line shall arrange for any director, officer, employee, authorized agent or representative of Phone Line to enter into and the Vendors themselves shall enter into a non-disclosure agreement with the Purchaser in a form acceptable to the Purchaser acting reasonably.

3.2 The Vendors and Phone Line jointly and severally covenant and agree with the Purchaser that, from and including the Effective Date through to and including the Time of Closing, the Vendors and Phone Line shall :

     (a) not do any such act or thing that would render any representation or warranty of the Vendors or any one of them contained in this Agreement or any certificates or documents delivered by them or any one of them pursuant to this Agreement untrue or incorrect; and

     (b) not negotiate with any other person in respect of a purchase and sale of any of the Phone Line Shares or any part of the Assets, other than a sale of part of the Assets in the ordinary course of Phone Line's business.

3.3 The Vendors jointly and severally acknowledge to and agree with the Purchaser that the Purchaser's Investigation shall in no way limit or otherwise adversely affect the rights of the Purchaser as provided for hereunder in respect of the representations and warranties of the Vendors contained in this Agreement or any certificates or documents delivered by them pursuant to this Agreement.

3.4 The Purchaser covenants and agrees with the Vendors and with Phone Line that the Purchaser shall:

     (a) from and including the Effective Date through to and including the Time of Closing, permit the Vendors themselves and through their authorized agents and representatives (collectively the "Vendors' Representatives") at their own cost, full access to the Purchaser's property, books and records including, without limitation, all of the assets, contracts and minute books of the Purchaser, so as to permit the Vendors' Representatives to make such investigation (the "Vendors' Investigation") of the Purchaser as the Vendors deem necessary;

     (b) use its best efforts to obtain Regulatory Approval for this Agreement and the transactions contemplated hereunder on or before the 30th day of September, 1997;

     (c) from and including the Effective Date through to and including the Time of Closing, do all such acts and things necessary to ensure that all of the representations and warranties of the Purchaser contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement remain true and correct; and

     (d) from and including the Effective Date through to and including the Time of Closing and subject to its obligations as a reporting issuer listed on a stock exchange, keep confidential all discussions and communications (including all information communicated therein) between the parties, and all written and printed materials of any kind whatsoever exchanged by the parties, and, if so requested by the Vendors or by Phone Line, the Purchaser shall arrange for any of the Purchaser's Representatives to enter into, and the Purchaser itself shall enter into, a non-disclosure agreement with the Vendors and Phone Line in a form acceptable to the Vendors and Phone Line acting reasonably.

3.5 The Purchaser covenants and agrees with the Vendors and with Phone Line that, from and including the Effective Date through to and including the Time of Closing, the Purchaser shall not do any such act or thing that would render any representation or warranty of the Purchaser contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement untrue or incorrect.

3.6 The Purchaser acknowledges to and agrees with the Vendors that the Vendors' Investigation shall in no way limit or otherwise adversely affect the rights of the Vendors as provided for hereunder in respect of the representations and warranties of the Purchaser contained in this Agreement or any certificates or documents delivered by it pursuant to this Agreement.

3.7 At the request of any or all of the Vendors, the Purchaser covenants to execute and deliver to each Vendor, for filing, the form of election specified in section 85 of the Tax Act and in so electing will elect as "proceeds of disposition" of that Vendor an amount specified by that Vendor that is equal to or less than the fair market value of that number of the Purchaser's Shares issuable to that Vendor under this Agreement and that is equal to or greater than the "cost amount" to that Vendor of the Phone Line Shares sold by that Vendor as that amount is calculated and determined for the purposes of the Tax Act.

4.   EMPLOYMENT, CONSULTING AND NON-COMPETITION

4.1 The Employment/Consulting Agreement and Non-Competition Agreement will each provide that each of the Vendors will not, without the prior written consent of the Purchaser (given by a director or officer of the Purchaser other than one of the Vendors), during the term of this Agreement and during the two year period immediately following the closing of this Agreement, within Canada (the "Prohibited Area"):

     (a) directly or indirectly engage in or become financially interested in, either individually or as a partner, shareholder, agent, manager, owner, advisor or financial backer of any person, persons, firm, association, venture, entity or corporation of any kind whatsoever that carries on a business the same as, or is similar to, the business carried on by the Purchaser or any of its subsidiaries as such business was during the term of this Agreement (collectively the "Prohibited Businesses" );

     (b) directly or indirectly engage in or become financially interested in any business that will compete with the Prohibited Businesses of the Purchaser or of its subsidiaries, or of their respective successors or assigns; or

     (c) divert or attempt to divert any business of, or any customers of the Purchaser or of any of its subsidiaries, to any other competitive establishment, by direct or indirect inducement or otherwise.

This obligation shall survive the closing of this Agreement.

4.2 The Purchaser will, prior to the Closing Date, extend offers to the following employees and consultants of Phone Line on the following terms:

     (a) to Tracie Royal, an offer of employment at an annual salary of $29,000, such employment to be in Vancouver and to be for a period of at least six months from the Closing Date, and, if she accepts the offer, the Purchaser will pay her reasonable moving expenses;

     (b) to Lorrie Vidalin, an offer of employment at an annual salary of $40,000, such employment to be in Ottawa and to be for a period of at least six months from the Closing Date; and

     (c) to Lorraine Demers, an offer to continue her current contract of employment with additional compensation to be in the form of stock options of the Purchaser.

5.   CONDITIONS PRECEDENT

5.1 The Purchaser's obligation to carry out the terms of this Agreement and to complete its transactions contemplated under this Agreement is subject to the fulfillment to the satisfaction of the Purchaser of each of the following conditions that:

     (a) on or before July 31, 1997, the Purchaser shall have been able to complete the Purchaser's Investigation to its reasonable satisfaction and the Purchaser shall be satisfied that:

          (i) the revenues being generated by Phone Line from its major contracts is as has been represented;

          (ii) the cost of telephone time to Phone Line is as has been represented;

     (b) on or before the Time of Closing, the Purchaser shall have, either directly or indirectly through Phone Line or another subsidiary, entered into:

           (i) with Lloyd, a written employment or consulting agreement (the "Employment/Consulting Agreement");

          (ii) with Crooks, a written non-competition agreement (the "Non-Competition Agreement"); and

         (iii) with the Vendors, the Escrow Agreement;


     (c) at the Time of Closing, the directors of Phone Line shall consist of the Purchaser's nominees;

     (d) at the Time of Closing, the solicitors for Phone Line shall provide an opinion dated as of the Closing Date, the form of which appears as Schedule "F" to this Agreement;

     (e) as of the Time of Closing, the Vendors and Phone Line shall have complied with all of their respective covenants and agreements contained in this Agreement; and

     (f) as of the Time of Closing, the representations and warranties of the Vendors or any one of them referred to in this Agreement or contained in any certificates or documents delivered by them or any one of them pursuant to this Agreement shall be completely true as if such representations and warranties had been made by the Vendors as of the Time of Closing.

The conditions set forth above are for the exclusive benefit of the Purchaser and may be waived by the Purchaser in whole or in part on or before the Time of Closing.

5.2 The Vendor's respective obligations to carry out the terms of this Agreement and to complete their respective transactions contemplated under this Agreement are subject to the fulfillment to their satisfaction of each of the following conditions (except that the condition precedent in subpara. (b)(i) is for the benefit of Lloyd only) that:

     (a) on or before the Time of Closing, the Vendors shall have been able to complete the Vendors' Investigation to their reasonable satisfaction;

     (b)  on or before the Time of Closing:

          (i) Lloyd shall have entered into an Employment/Consulting Agreement with the Purchaser; and

          (ii) the Vendors shall have entered into the Escrow Agreement with the Purchaser;

     (c) at the Time of Closing, the solicitors for the Purchaser shall provide an opinion dated as of the Closing Date, the form of which appears as Schedule "G" to this Agreement;

     (d) as of the Time of Closing, the Purchaser shall have complied with all of its covenants and agreements contained in this Agreement; and

     (e) at the Time of Closing, the representations and warranties of the Purchaser referred to in this Agreement or contained in any certificates or documents delivered by it pursuant to this Agreement shall be completely true as if such representations and warranties had been made by the Purchaser as of the Time of Closing.

The conditions set forth above are for the exclusive benefit of each of the Vendors (except that the condition precedent in (b)(i) is only for the benefit of Lloyd) and may be waived by each of them in whole or in part on or before the Time of Closing.

5.3 The parties acknowledge and agree each with the other that this Agreement and all of the transactions contemplated under this Agreement are subject to the approval ("Regulatory Approval") of the Vancouver Stock Exchange ("VSE"). In the event that Regulatory Approval is not obtained for this Agreement on the terms contained herein on or before the 30th day of September, 1997, this Agreement shall terminate and be of no further force and effect.

6.   CLOSING

6.1 The completion of the transactions contemplated under this Agreement shall be closed at the offices of Messrs. Campney & Murphy, P.O. Box 48800, 2100-1111 West Georgia Street, Vancouver, British Columbia at 9:00 o'clock a.m. local time in Vancouver, B.C. (the "Time of Closing") on the tenth business day (the "Closing Date") following the date Regulatory Approval is given.

6.2  At the Time of Closing, Crooks shall deliver to the solicitors for the
Purchaser:

     (a) a certified true copy of the resolutions of the directors of Phone Line evidencing that the directors of Phone Line have approved this Agreement and all of the transactions of Phone Line contemplated hereunder and the resolutions shall include specific reference to:

           (i) the sale and transfer of the Phone Line Shares from the Vendors to the Purchaser as provided for in this Agreement;

          (ii) the cancellation of the share certificates (the "Old Share Certificates") representing the Phone Line Shares held as set forth in paragraph B of the recitals to this Agreement; and

         (iii) the issuance of new share certificates (the "New
               Share Certificates") representing the Phone Line Shares registered in the name of the Purchaser or its nominee;

     (b)  the Old Share Certificates representing his Phone Line Shares;

     (c) the New Share Certificates representing his and Lloyd's Phone Line Shares;

     (d) a signed copy of the Escrow Agreement referred to in paragraph 2.5 of this Agreement;

     (e) his Non-Competition Agreement referred to in subparagraph 5.1(b)(ii) of this Agreement;

     (f) the solicitor's opinion referred to in subparagraph 5.1 (d) of this Agreement;

     (g) a certificate of confirmation signed by Crooks in the form attached as Schedule "H" to this Agreement; and

     (h) any other materials that are, in the opinion of the solicitors for the Purchaser, reasonably required to complete the transactions contemplated under this Agreement.

6.3  At the Time of Closing, Lloyd shall deliver to the solicitors for the
Purchaser:

     (a)  the Old Share Certificates representing his Phone Line Shares;

     (b) a signed copy of the Escrow Agreement referred to in paragraph 2.5 of this Agreement;

     (c) his Employment/Consulting Agreement referred to in subparagraph 5.1(b)(i) of this Agreement;

     (d) a certificate of confirmation signed by Lloyd in the form attached as Schedule "I" to this Agreement; and

     (e) any other materials that are, in the opinion of the solicitors for the Purchaser, reasonably required to complete the transactions contemplated under this Agreement.

6.4 At the Time of Closing, the Purchaser shall deliver to the solicitors for each of the Vendors (except in respect of (e)which is delivered only to Lloyd's solicitor):

     (a) certified true copies of the resolutions of the directors evidencing that the directors have approved this Agreement and all of the transactions of the Purchaser contemplated hereunder;

     (b)  evidence that Regulatory Approval has been obtained;

     (c) the Cash Payment (in the form of a bank draft, certified cheque or solicitor's trust cheque) as provided for in subparagraph 2.2(a) of this Agreement;

     (d) a signed Escrow Agreement and, immediately following the Closing, the Purchaser shall deliver the Remaining Phone Line Shares to the escrow agent to be held in accordance with the terms of the Escrow Agreement;

     (e) Lloyd's Employment/Consulting Agreement referred to subparagraph 5.1(b)(i) of this Agreement;

     (f) the solicitor's opinion referred to in subparagraph 5.2(c) of this Agreement; and

     (g) a certificate of confirmation signed by two directors or officers of the Purchaser in the form attached as Schedule "J" to this Agreement.

6.5 At the Time of Closing, the Purchaser shall cause Phone Line to make the Crooks Phone Line Payment to Crooks and the Lloyd Phone Line Payments then due to Lloyd in form of a bank draft, certified cheque or solicitors' trust cheque.

7.   GENERAL

7.1 Time and each of the terms and conditions of this Agreement shall be of the essence of this Agreement and any waiver by the parties of this paragraph 7.1 or any failure by them to exercise any of their rights under this Agreement shall be limited to the particular instance and shall not extend to any other instance or matter in this Agreement or otherwise affect any of their rights or remedies under this Agreement.

7.2 The Schedules to this Agreement incorporated by reference and the recitals to this Agreement constitute a part of this Agreement.

7.3 This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as expressly set forth or referred to herein. This Agreement replaces the Letter of Intent.

7.4 The headings in this Agreement are for reference only and do not constitute terms of the Agreement.

7.5 The provisions contained in this Agreement which, by their terms, require performance by a party to this Agreement subsequent to the Closing Date of this Agreement, shall survive the Closing Date of this Agreement.

7.6 No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by the parties directly affected by such alteration, amendment, modification or interpretation.

7.7 Whenever the singular or masculine is used in this Agreement the same shall be deemed to include the plural or the feminine or the body corporate as the context may require.

7.8 The parties hereto shall execute and deliver all such further documents and instruments and do all such acts and things as any party may, either before or after the Closing Date, reasonably require in order to carry out the full intent and meaning of this Agreement.

7.9 Any notice, request, demand and other communication to be given under this Agreement shall be in writing and shall be delivered by hand or by telecopier to the parties at their following respective addresses:

To:  Crooks or Phone Line:                And to:   Scott & Aylen

     149 Pretoria Avenue                            1000 - 60 Queen Street
     Ottawa, Ontario                                Ottawa, Ontario
     K1S 1X1                                        Canada KIP 5Y3

     Attention: Paul Crooks                         Attention: Bernard G. Roach
     Telecopier: (613) 237-9923                     Telecopier: (613) 230-8842


To:  Lloyd:                               And to:   Davis & Company

     #583, 101 - 1001 West Broadway                 2800 Park Place
     Vancouver, B.C.                                666 Burrard Street
     V6H 4E4                                        Vancouver, B.C.
                                                    Canada, V6C 2Z7


     Attention: Brett Lloyd
     Telecopier: (604) 879-6320                     Attention: Douglas G. Shields
                                                    Telecopier: (604) 605-3545



To:    The Purchaser:                  And to:      Campney & Murphy

       101 West 5th Avenue                          2100 - 1111 West Georgia Street
       Vancouver, B.C.                              Vancouver, B.C.
       V5Y 1H9                                      Canada V7X 1K9

       Attention: Peter Hough                       Attention: David J. Raffa
       Telecopier: (604) 874-1302                   Telecopier: (604) 661-7521


or to such other addresses as may be given in writing by the parties hereto in the manner provided for in this paragraph, and shall be deemed to have been received, if delivered by hand, on the date of delivery, or if delivered by telecopier, on the date that it is sent.

7.10 This Agreement may not be assigned by any part)' hereto without the prior written consent of all of the parties hereto, except that the Purchaser may direct that the Phone Line Shares be acquired on its behalf by a wholly-owned subsidiary.

7.11 This Agreement shall be subject to, governed by, and construed in accordance with the laws of the Province of British Columbia.

This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have hereunto set their hands and seals as of the Effective Date first above written.



SIGNED, SEALED AND DELIVERED            )
by PAUL CROOKS in the presence of:      )
                                        )
 /s/ Bernard Roach                      )
----------------------------------      )      /s/ Paul Crooks
Signature of Witness                    )   --------------------------------
                                        )         PAUL CROOKS
Name: BERNARD ROACH                     )
      ----------------------------      )
Address:   1000-60 Queen St             )
         -------------------------      )
           Ottawa, Ontario              )
         -------------------------      )
Occupation:   Solicitor                 )
            ----------------------      )


SIGNED, SEALED AND DELIVERED            )
by BRETT LLOYD in the presence of:      )
                                        )
                                        )
 /s/ Douglas G. Shields                 )        /s/ Brett Lloyd
----------------------------------      )   --------------------------------
                                        )
Signature of Witness                    )            BRETT LLOYD
                                        )
Name:   DOUGLAS G. SHIELDS              )
        Barrister & Solicitor           )
       ---------------------------      )
Address:   Davis & Company              )
         -------------------------      )
         2800-666 Burrard Street        )
         -------------------------      )
         Vancouver, B.C. V6C 2Z7        )
                687-9444                )
         -------------------------      )
Occupation:                             )
            ----------------------      )
                                        )



The CORPORATE SEAL of PHONE LINE        )
INTERNATIONAL (PLI) INC. was hereunto   )
affixed in the presence of:             )
                                        )
                                        )                  c/s
                                        )
-------------------------------------   )
                                        )
                                        )
-------------------------------------




The CORPORATE SEAL of DATAWAVE          )
SYSTEMS INC. was hereunto               )
affixed in the presence of:             )
                                        )
                                        )                  c/s
                                        )
-------------------------------------   )
                                        )
                                        )
-------------------------------------

                                     -20-